Herc Holdings Inc. Q3 2019 Earnings Conference Call October 23, 2019 ©2019 Herc Rentals Inc. All Rights Reserved.

Agenda

Welcome and Introductions
Elizabeth Higashi
Vice President, Investor Relations

Strategic Update & Industry Outlook
Larry Silber
President and Chief Executive Officer

Q3 Financial Review
Mark Irion
Senior Vice President and Chief Financial Officer

Q&A
Larry Silber
Mark Irion
Bruce Dressel, Senior Vice President and Chief Operating Officer

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
2

Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements • issues we face with environmental, health and safety laws and regulations and the costs of complying with them; This presentation includes "forward-looking statements," as that term is defined by the • difficulty in identifying, implementing and integrating strategic acquisitions and federal securities laws. Forward-looking statements include statements concerning our the disruption in our business therefrom; plans, intentions, objectives, strategies, future events, future revenue, profitability, • the liabilities we have assumed and share with Hertz Global Holdings, Inc., performance or cash flows, future capital expenditures, future accounting changes, formerly known as Hertz Rental Car Holding Company, Inc., in connection with financing needs, business trends and other information that is not historical information. the spin-off; When used in this presentation, the words "estimates," "expects," "anticipates," • our substantial level of indebtedness, which is secured by substantially all of "projects," "plans," "intends," "believes," "forecasts," and future or conditional verbs, our consolidated assets, exposes us or makes us more vulnerable to a number such as "will," "should," "could" or "may," as well as variations of such words or similar of risks; expressions are intended to identify forward-looking statements, although not all • an increase in interest rates or in our borrowing margin would increase the cost forward-looking statements are so designated. All forward-looking statements are based of servicing our debt and could reduce our profitability and any additional debt upon our current expectations and various assumptions and, there can be no assurance we incur could further exacerbate these risks; that our current expectations will be achieved. There are a number of risks, • the sale of a large number of our shares or the perception that a sale could uncertainties and other important factors that could cause our actual results to differ occur could cause the market price of our shares to decline, and these factors materially from those suggested by our forward-looking statements, including: could make it more difficult for us to raise funds through future stock offerings; • provisions of our governing documents could discourage potential acquisition • the cyclicality of our business and its dependence on levels of capital proposals and could deter or prevent a change in control; investment and maintenance expenditures by our customers; • the market price of our common stock may fluctuate significantly; and • a slowdown in economic conditions or adverse changes in the level of • other risks and uncertainties set forth in our Annual Report on Form 10-K for the economic activity or other economic factors specific to our customers or their year ended December 31, 2018 under Item 1A "Risk Factors," and in our other industries, in particular, contractors and industrial customers; filings with the Securities and Exchange Commission. • our reliance upon communications networks and centralized IT systems; • the misuse or theft of information we possess, including as a result of cyber Forward-looking statements are expressly qualified in their entirety by such cautionary security breaches or otherwise; statements. We undertake no obligation to update or revise forward-looking statements • our response to changes in technology and customer demands; that have been made to reflect events or circumstances that arise after the date made or • intense competition in the industry, including from our own suppliers, that may to reflect the occurrence of unanticipated events. lead to downward pricing or an inability to increase prices; • our ability to attract and retain key management and other key personnel, and the ability of new employees to learn their new roles; Information Regarding Non-GAAP Financial Measures • any occurrence that disrupts rental activity during our peak periods, especially in the construction industry; In addition to results calculated according to accounting principles generally accepted in • some or all of our deferred tax assets could expire if we experience an the United States (“GAAP”), the Company has provided certain information in this release "ownership change" as defined in the Internal Revenue Code; that is not calculated according to GAAP (“non-GAAP”), such as adjusted net income, • changes in the legal and regulatory environment that affect our operations, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin including with respect to taxes, consumer rights, privacy, data security and and free cash flow. Management uses these non-GAAP measures to evaluate operating employment matters; performance and period-over-period performance of our core business without regard to • an impairment of our goodwill or our indefinite lived intangible assets; potential distortions, and believes that investors will likewise find these non-GAAP • a decline in our relations with our key national account customers or the measures useful in evaluating the Company’s performance. These measures are amount of equipment they rent from us; frequently used by security analysts, institutional investors and other interested parties in • maintenance and repair costs associated with our equipment rental fleet, and the evaluation of companies in our industry. the residual value risk upon disposition; • our inability to protect our trade secrets and other intellectual property rights; Non-GAAP measures should not be considered in isolation or as a substitute for our • our exposure to a variety of claims and losses arising from our operations, reported results prepared in accordance with GAAP and, as calculated, may not be some of which may not be covered by insurance; comparable to similarly titled measures of other companies. For the definitions of these • issues we face with our union employees; terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this presentation. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 3

Focus on Quality of Earnings Delivered Strong Results Our strategic initiatives We achieved excellent drove improved pricing REBITDA flow-through and rental margins and improved margin from reduced expenses We are managing fleet We are updating our capital expenditures full year 2019 adjusted and disposals to EBITDA and net fleet improve utilization capex guidance NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 4

Our Strategic Initiatives Develop Our Expand and Improve Enhance Disciplined People and Diversify Operating Customer Capital Culture Revenues Effectiveness Experience Management • Attract and retain • Broaden customer • Focus on safety, • Provide premium • Drive EBITDA talent base labor productivity, products and margin growth and warranty solutions-based • Align performance to • Expand products recovery services • Improve key shared purpose and services financial metrics • Increase density in • Introduce innovative • Create supportive • Grow pricing and large urban markets technology solutions • Maximize fleet work place culture ancillary revenues management and • Improve vendor • Maintain customer utilization • Expand continuous • Improve sales management and friendly showrooms learning force effectiveness fleet availability and facilities NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 5

Safety is at the Cornerstone of Everything We Do All branches achieved ≥ 90% Perfect Days through the third quarter of 2019 The Perfect Day • No OSHA recordable incidents • No "at fault" motor vehicle accidents • No DOT violations Ultimate goal is zero incidents and a safe environment for our team and customers NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 6

Summary of Q3 2019 Results GAAP Measures $459.6 million Equipment Rental Revenue +2.4% YoY $508.1 million Total Revenues (1.6)% YoY Net Income1 $9.4 million Earnings Per Diluted Share $0.32 Non-GAAP Measures and Key Metrics Adjusted Net Income2 $43.2 million Adjusted Earnings Per Diluted Share2 $1.48 $209.4 million Adjusted EBITDA2 +3.9% YoY Average Fleet3 +0.4% YoY Pricing3 +4.5% YoY 40.8% Dollar Utilization3 +160 bps YoY 1. Net income includes $53.6 million of debt extinguishment costs related to the refinancing of the Company's Notes and ABL Credit Facility in the quarter 2. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21 3. Based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 7

Continuing Rate Performance and Improving Utilization YOY CHANGE IN PRICING1 • YoY pricing improved 4.5% in Q3 2019, the 14th consecutive quarter of year-over-year 2018 2019 improvement 4.6% 4.5% • Total OEC at quarter end was $3.94 billion, with an 3.8% 3.2% 2.8% 2.9% 2.9% increase of average fleet at OEC of 0.4% for Q3 • Average fleet on rent in Q3 2019 declined 1.6% compared to the prior year Q1 Q2 Q3 Q4 YOY CHANGE IN YOY CHANGE IN AVERAGE FLEET AT OEC1 AVERAGE OEC FLEET ON RENT1 2018 2019 2018 2019 7.1% 4.8% 5.7% 5.5% 3.9% 4.4% 2.3% 3.3% 0.0% 2.0% 0.4% (0.3)% (1.6)% (1.3)% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 1. Based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 8

Improving Fleet Mix to Drive Growth $ UTILIZATION1 • $ utilization in Q3 2019 increased 160 bps YoY to 2018 2019 40.8% 40.8% • Average fleet age improved to 44 months in Q3 39.2% 39.7% 38.0% 2019 from 46 months in Q3 2018 35.3% 35.5% 35.4% Q1 Q2 Q3 Q4 % OF SELECTED FLEET AT OEC1 FLEET COMPOSITION AT OEC1,2 VS. PRIOR YEAR $3.94 13.8% Trucks & ProSolutions™ Trailers Other 14.9% Material 13.6% 8.0% billion at Handling 1 OEC 12.9% 17.8% Trucks and Trailers ProSolutions™ 13.6% Specialty 14.9% 21.2% 13.5% Earthmoving Material Handling - 14.1% ProContractor Telehandlers 13.7% 6.3% Aerial 6.2% 25.3% ProContractor 6.3% 1. Based on ARA guidelines 2. As of September 30, 2019 2018 2019 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 9

Improving Customer Mix and Diversification Q3 LOCAL VS NATIONAL % MIX1 Q3 REVENUE BY CUSTOMER1,2 Other: 21% Contractors: 34% National: 39% Infrastructure and Local: 61% Government: 18% Industrial: 27% Q3 LOCAL VS NATIONAL YOY GROWTH1 • Local rental revenue grew 4.9% YoY in Q3 2019 and now accounts for 61% of total rental revenue 2018 2019 • Local branch sales initiatives are driving strong 17.0% growth in new customer accounts 4.9% 1.7% (2.6)% Local National 1. North America rental revenues 2. Refer to 10-K for description of industries related to each customer classification NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 10

Industry Outlook ARCHITECTURE BILLINGS INDEX1 N.A. EQUIPMENT RENTAL MARKET2 as of August 2019 ($ in billions) as of August 2019 3.8% August ’19-‘23E CAGR: 47.2 $64 $67 $60 $62 $55 $57 $51 50 $47 $49 $41 $44 $38 $35 $38 $31 $32 1 5 6 7 8 9 0 2 3 4 5 6 7 8 9 1 0 0 0 0 0 1 1 1 1 1 1 1 1 1 - - - - - - - - - - - - - - - n n n n n n n n n n n n n n n a a a a a a a a a a a a a a a 08 09 10 11 12 13 14 15 16 17 18 19E 20E 21E 22E 23E J J J J J J J J J J J J J J J NON-RESIDENTIAL STARTS3 INDUSTRIAL SPENDING4 ($ in billions) ($ in billions) as of July 2019 as of August 2019 $339 $341 $311 $321 $321 $319 $303 $299 $294 $298 $296 $285 $287 $289 $280 $277 $260 $261 $258 $248 $244 $243 $231 $225 $229 $218 $179 $169 $164 $166 $160 1 8 9 0 2 3 4 5 6 7 8 E E E E E 1 1 8 9 0 2 3 4 5 6 7 8 0 0 1 1 1 1 1 1 1 1 E E E E 9 0 1 2 3 0 1 0 0 0 0 0 0 0 0 0 0 0 0 1 1 1 1 1 1 1 1 1 2 2 2 2 9 0 1 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 2 2 2 2 1. Source: The American Institute of Architects (AIA) 2. Source: ARA / IHS Global Insight as of August 2019, excludes Party & Event data 3. Source: Dodge Analytics U.S. 4. Source: Industrial information resources U.S. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 11

Focusing on High Growth Urban Markets Strong geographic footprint in high growth markets Approximately 270 locations, principally in North America1 • 39 states • 7 provinces Targeting four to six greenfield locations in 2019 Source: ARA IHS Global Insights August 2019 1. Locations as of September 30, 2019 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 12

Q3 2019 Financial Review

Q3 and Nine Months Financial Summary Three Months Ended September 30, Nine Months Ended September 30, $ in millions, except per share data 2019 2018 % Chg. 2019 2018 % Chg. Equipment Rental Revenue $459.6 $449.0 2.4% $1,244.8 $1,210.6 2.8% Total Revenues $508.1 $516.2 (1.6)% $1,458.9 $1,433.0 1.8% Net Income $9.4 $46.2 (79.7)% $12.4 $35.8 (65.4)% Earnings Per Diluted Share $0.32 $1.60 (80.0)% $0.43 $1.24 (65.3)% Adjusted Net Income1 $43.2 $36.7 17.7% $52.8 $34.4 53.5% Adjusted Earnings Per Diluted Share1 $1.48 $1.27 16.5% $1.81 $1.19 52.1% Adjusted EBITDA1 $209.4 $201.5 3.9% $526.6 $486.4 8.3% Adjusted EBITDA Margin1 41.2% 39.0% +220 bps 36.1% 33.9% +220 bps REBITDA Margin1,2 44.9% 44.0% +90 bps 41.2% 38.6% +260 bps REBITDA YoY Flow-Through1,2 83.3% 142.8% Average Fleet3 +0.4% YoY +0.3% YoY Pricing3 +4.5% YoY +4.3% YoY NM = not meaningful 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21 2. REBITDA excludes the margin impact of sales of rental equipment and sales of new equipment 3. Based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 14

Q3 and Nine Months Total Revenues Q3 BRIDGE NINE MONTHS BRIDGE $ in millions $ in millions $38.1 $1,433.0 $1,458.9 $(2.6) $(4.3) $(5.3) $11.1 $516.2 $508.1 $(0.7) $(14.6) $(3.9) 2018 Currency Equipment Sales of Sales of new 2019 translation rental rental equipment 2018 Currency Equipment Sales of Sales of new 2019 revenue equipment and other translation rental rental equipment revenue equipment and other Q3 TOTAL REVENUES • Total revenues decreased 1.6%, or $8.1 million, in Q3 2019 • Equipment rental revenue increased 2.4% in Q3 2019 ◦ Improvements in pricing and mix ◦ Strategic reductions in re-rent revenue • Pricing1 improved 4.5% and OEC on rent1 decreased 1.6% in Q3 2019 • Sales of rental equipment decreased 29.3% in Q3 2019 ◦ Total OEC1 of $89 million was sold and generated ~40% proceeds as a % of OEC1 in Q3 2019 1. Based on ARA guidelines. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 15

Q3 and Nine Months Adjusted EBITDA[1]

Q3 BRIDGE

$ in millions



$201.5
$(0.2)
$11.1
$(3.0)
$1.8
$(0.7)
$(1.1)
$209.4
2018
Currency impact
Equipment rental revenue
Direct operating expenses
SG&A
Other
Gain/loss[2]
2019

NINE MONTHS BRIDGE

$ in millions



$486.4
$(0.1)
$38.1
$10.1
$(1.0)
$(1.5)
$(5.4)
$526.6
2018
Currency impact
Equipment rental revenue
Direct operating expenses
SG&A
Other
Gain/loss[2]
2019

Q3 ADJUSTED EBITDA[1]

- YoY adjusted EBITDA increased $7.9 million or 3.9% in Q3 2019
- Higher equipment rental revenue of $11.1 million was the largest contributor to the improvement
- DOE increased $3.0 million primarily due to higher facilities costs, personnel and personnel-related expenses, offset primarily by strategic reductions in re-rent expense and lower delivery and freight costs
- SG&A was impacted primarily by reductions in consulting fees, partially offset by increased selling expense

Q3 REBITDA[1]

- Measures contribution from our core rental business without impact of sales of equipment, parts and supplies
- Strong flow-through of 83.3% drove REBITDA margin of 44.9%, an increase of 90 bps from Q3 2018

1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21
2. Gain / loss on sales of new and rental equipment, parts, and supplies

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
16

Managing Fleet at OEC1 to Improve Utilization • Average fleet at OEC increased 0.4% in Q3 2019 FLEET ENDING BALANCE AT OEC over the prior-year quarter and increased 0.3% for $ in billions the nine months 2018 2019 • Fleet expenditures at OEC in Q3 2019 were $172 $3.94 million with disposals of $89 million at average age $3.87 $3.86 $3.92 $3.78 $3.73 $3.69 of 80 months • On a cash basis, net fleet capex was $349.8 million compared with $428.4 million in the prior year Q1 Q2 Q3 Q4 • Average fleet age improved to 44 months in Q3 2019 compared with 46 months in Q3 2018 FLEET EXPENDITURES AT OEC FLEET DISPOSALS AT OEC $ in millions $ in millions 2018 2019 2018 2019 $321 $289 $193 $193 $198 $179 $171 $172 $109 $123 $126 $103 $84 $89 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 1. Original equipment cost based on ARA guidelines. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 17

Disciplined Capital Management NET LEVERAGE1 LIQUIDITY September 30, $ in millions 3.4x 2019 3.1x ABL and AR Facility $1,925.0 3.0x Outstanding (927.0) Letters of Credit (21.5) Availability from ABL and AR Facility $976.5 Cash & Cash Equivalents 34.5 Q3 2018 Q4 2018 Q3 2019 Total Liquidity $1,011.0 • Net leverage of ~3.0x1 ◦ Stable debt of ~$2.2 billion MATURITIES • Ample liquidity and long-dated maturities provide $ in millions, as of 09/30/2019 financial flexibility Senior Unsecured Finance Leases, Notes ◦ $1.0 billion of liquidity AR Facility and Other Borrowings ABL Credit ◦ No near-term maturities $234.8 Facility $1,200.0 • Net cash from operating activities totaled $441.2 $752.0 million, with net fleet capex1 of $349.8 million • Positive YTD free cash flow1 of $65.5 million compared with negative free cash flow of 108.0 '19 '20 '21 '22 '23 '24 '25 '26 '27 million in 2018 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 18

2019 Annual Guidance Prior Current Adjusted EBITDA: $735 to $760 million $740 to $750 million Net Fleet CapEx: $370 to $410 million $400 to $410 million NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 19

Our Strategic Initiatives are Delivering Results Our strategic initiatives continued to drive growth in rental revenues and $ utilization in our latest quarter • We improved adjusted EBITDA margin 220 basis points to 41.2% • We increased $ utilization 160 basis points to 40.8% • We improved YTD free cash flow from negative $108.0 million to positive $65.5 million • We expect strong REBITDA flowthrough for the full year • Net leverage is expected to be at the lower end of our targeted range of 2.5x to 3.5x by year end NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 20

Appendix

Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year- over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 22

Q3 and Nine Months Net Results Q3 BRIDGE NINE MONTHS BRIDGE $ in millions $ in millions $46.2 $3.2 $35.8 $1.6 ($0.1) ($3.4) $28.4 $12.4 $1.3 $6.6 $9.4 $9.8 $0 $0 ($43.3) ($4.5) ($43.6) ($16.2) 2018 Currency Income tax Interest Spin-off Depreciation All other 2019 2018 Currency Income tax Interest Spin-off Depreciation All other 2019 impact expense costs of rental equip. impact expense costs of rental equip. Q3 NET RESULTS • Net income was $9.4 million in Q3 2019 compared to $46.2 million in the prior year • Interest expense increased in Q3 2019 primarily due to costs related to the redemption of the company's notes and ABL during the quarter • Spin-off related costs declined $1.3 million YoY in Q3 2019 • Depreciation of rental equipment increased $4.5 million YoY due to a reduction in fleet age • All other includes the positive impact of our improved operating results (See Slide 31 for additional details) NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 23 $0

Reconciliation of Adjusted Net Income and Adjusted Earnings Per Diluted Common Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. Such measurements are not prepared in accordance with U.S. GAAP and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to our Company and may not be consistent with methodologies used by other companies. Three Months Ended September 30, Nine Months Ended September 30, 2019 2018 2019 2018 Net income $ 9.4 $ 46.2 $ 12.4 $ 35.8 Loss on extinguishment of debt 53.6 5.4 53.6 5.4 Restructuring — — 7.8 1.0 Spin-Off costs 0.4 1.7 0.7 10.5 Other(1) — 0.1 0.7 1.1 Tax impact of adjustments(2) (20.2) (16.7) (22.4) (19.4) Adjusted net income $ 43.2 $ 36.7 $ 52.8 $ 34.4 Diluted common shares 29.1 28.9 29.1 28.9 Adjusted earnings per diluted common share $ 1.48 $ 1.27 $ 1.81 $ 1.19 (1) Comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a Retirement and Separation Agreement for the nine months ended September 30, 2018. (2)The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities. Additionally, the tax benefit of $6.3 million recognized in the three and nine month periods of 2019 related to the debt transactions and the tax benefit of $14.8 million recognized in the three and nine month periods of 2018 related to the Tax Cuts and Jobs Act of 2017, were also adjusted. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 24

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and Rental Adjusted EBITDA (REBITDA) are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. Management uses EBITDA, Adjusted EBITDA and REBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. However, EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. Adjusted EBITDA Margin, REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow-Through (the year-over- year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through do not purport to be alternatives to Net Margin (Net Income/Total Revenues as calculated under GAAP) as an indicator of profitability, as they do not account for GAAP reportable expenses such as depreciation and interest, the expense or benefit from income taxes or, in the case of REBITDA Margin and REBITDA Flow-Through, the gain (loss) on sales of rental equipment and new equipment, parts and supplies. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 25

Reconciliation of Net Income to Adj. EBITDA and REBITDA

Calculation of Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through

$ in millions	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Net income	**$9.4**	**$46.2**	**$12.4**	**$35.8**
Income tax provision (benefit)	(4.2)	(1.0)	(2.0)	(5.3)
Interest expense, net	81.9	38.6	146.4	103.0
Depreciation of rental equipment	102.7	98.3	303.6	288.6
Non-rental depreciation and amortization	14.9	14.3	44.5	41.8
EBITDA	**204.7**	**196.4**	**504.9**	**463.9**
Restructuring	—	—	7.8	1.0
Spin-off costs	0.4	1.7	0.7	10.5
Non-cash stock-based compensation charges	4.3	3.3	12.5	9.9
Other	—	0.1	0.7	1.1
Adjusted EBITDA	**$209.4**	**$201.5**	**$526.6**	**$486.4**
Less: Gain (loss) on sales of rental equipment	(1.3)	(1.0)	1.6	6.7
Less: Gain (loss) on sales of new equipment, parts and supplies	2.8	3.6	8.3	8.7
Rental Adjusted EBITDA (REBITDA)	**$207.9**	**$198.9**	**$516.7**	**$471.0**
Total Revenues	**$508.1**	**$516.2**	**$1,458.9**	**$1,433.0**
Less: Sales of rental equipment	35.4	50.1	171.8	175.6
Less: Sales of new equipment, parts and supplies	10.0	14.2	34.1	36.4
Equipment rental, service and other revenues	**$462.7**	**$451.9**	**$1,253.0**	**$1,221.0**
Total Revenues	$508.1	$516.2	$1,458.9	$1,433.0
Adjusted EBITDA	$209.4	$201.5	$526.6	$486.4
Adjusted EBITDA Margin	**41.2%**	**39.0%**	**36.1%**	**33.9%**
Equipment rental, service and other revenues	$462.7	$451.9	$1,253.0	$1,221.0
REBITDA	$207.9	$198.9	$516.7	$471.0
REBITDA Margin	**44.9%**	**44.0%**	**41.2%**	**38.6%**
YOY Change in REBITDA	$9.0		$45.7	
YOY Change in Equipment Rental, service and other revenues	$10.8		$32.0	
YOY REBITDA Flow-Through	**83.3%**		**142.8%**	

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
26

REBITDA Margin Trend

$ in millions	Q1 2018	Q2 2018	Q3 2018	Q4 2018	*FY 2018*	Q1 2019	Q2 2019	Q3 2019
Total Revenues	$431.3	$485.5	$516.2	$543.7	$1,976.7	$475.7	$475.1	$508.1
Less: Sales of rental equipment	47.3	78.2	50.1	80.6	256.2	85.1	51.3	35.4
Less: Sales of new equipment, parts and supplies	11.4	10.8	14.2	12.9	49.3	10.9	13.2	10.0
Equipment rental, service and other revenues	$372.6	$396.5	$451.9	$450.2	$1,671.2	$379.7	$410.6	$462.7
Net income (loss)	($10.1)	($0.3)	$46.2	$33.3	$69.1	($6.7)	$9.7	$9.4
Income tax provision (benefit)	(5.1)	0.8	(1.0)	5.0	(0.3)	(3.1)	5.3	(4.2)
Interest expense, net	32.0	32.4	38.6	34.0	137.0	32.9	31.6	81.9
Depreciation of rental equipment	93.3	97.0	98.3	98.9	387.5	100.0	100.9	102.7
Non-rental depreciation and amortization	13.8	13.7	14.3	15.5	57.3	15.0	14.6	14.9
EBITDA	$123.9	$143.6	$196.4	$186.7	$650.6	$138.1	$162.1	$204.7
Restructuring	1.0	—	—	4.3	5.3	—	7.8	—
Spin-off costs	4.9	3.9	1.7	3.9	14.4	—	0.3	0.4
Non-cash stock-based compensation charges	2.8	3.8	3.3	3.5	13.4	3.9	4.3	4.3
Impairment	—	0.1	—	—	0.1	—	—	—
Other[1]	0.1	0.8	0.1	—	1.0	0.3	0.4	—
Adjusted EBITDA	$132.7	$152.2	$201.5	$198.4	$684.8	$142.3	$174.9	$209.4
Less: Gain (loss) on sales of rental equipment	5.3	2.4	(1.0)	5.2	11.9	1.6	1.3	(1.3)
Less: Gain on sales of new equipment, parts and supplies	2.4	2.7	3.6	2.9	11.6	2.7	2.8	2.8
Rental Adjusted EBITDA (REBITDA)	$125.0	$147.1	$198.9	$190.3	$661.3	$138.0	$170.8	$207.9
REBITDA Margin	33.5%	37.1%	44.0%	42.3%	39.6%	36.3%	41.6%	44.9%
YOY REBITDA Flow-Through	60.7%	30.5%	68.0%	62.5%	54.8%	183.1%	168.1%	83.3%

1. For the second quarter of 2018 and the year ended December 31, 2018, other is comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a retirement and separation agreement.

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
27

Reconciliation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q3 2019 Q4 2018 Q3 2018 Long-Term Debt, Net $2,149.1 $2,129.9 $2,229.0 (Plus) Current maturities of long-term debt 29.6 26.9 26.1 (Plus) Unamortized debt issuance costs 8.1 10.6 11.0 (Less) Cash and Cash Equivalents (34.5) (27.8) (18.0) Net Debt $2,152.3 $2,139.6 $2,248.1 Trailing Twelve-Month Adjusted EBITDA $725.0 $684.8 $664.2 Net Leverage 3.0x 3.1x 3.4x NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 28

Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Nine Months Ended September 30, 2019 2018 Net cash provided by operating activities $441.2 $375.0 Rental equipment expenditures (506.7) (617.5) Proceeds from disposal of rental equipment 156.9 189.1 Net Fleet Capital Expenditures (349.8) (428.4) Non-rental capital expenditures (34.9) (58.5) Proceeds from disposal of property and equipment 5.0 3.9 Other investing activities 4.0 — Free Cash Flow $ 65.5 $ (108.0) NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 29

Historical Fleet at OEC1 $ in millions Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 Q1 2019 Q2 2019 Q3 2019 Beginning Balance $3,651 $3,732 $3,873 $3,922 $3,651 $3,777 $3,694 $3,859 Expenditures $198 $321 $171 $84 $774 $103 $289 $172 Disposals ($109) ($179) ($126) ($193) ($607) ($193) ($123) ($89) Foreign Currency / Other ($8) ($1) $4 ($36) ($41) $7 ($1) $1 Ending Balance $3,732 $3,873 $3,922 $3,777 $3,777 $3,694 $3,859 $3,943 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 30

Q3 and Nine Months Net Results Bridge

$ in millions	Three Months Ended September 30,			Elements of Net Income (Loss) Bridge					
	2019	2018	$ Change	Currency[1] impact	Income tax	Spin-off costs	Depreciation of rental equip.	Interest expense	All other
Total revenues	**$508.1**	**$516.2**	**($8.1)**	**($0.7)**	**$—**	**$—**	**$—**	**$—**	**($7.4)**
Direct operating	197.7	194.4	3.3	(0.3)	—	—	—	—	3.6
Depreciation of rental equipment	102.7	98.3	4.4	(0.1)	—	—	4.5	—	—
Cost of sales of rental equipment	36.7	51.1	(14.4)	(0.1)		—	—	—	(14.3)
Cost of sales of new equipment, parts and supplies	7.2	10.6	(3.4)	—	—	—	—	—	(3.4)
Selling, general and administrative	76.2	78.4	(2.2)	(0.1)	—	(1.3)	—	—	(0.8)
Interest expense, net	81.9	38.6	43.3	—	—	—	—	43.3	—
Other expense (income), net	0.5	(0.4)	0.9	—	—	—	—	—	0.9
Income (loss) before income taxes	**5.2**	**45.2**	**(40.0)**	**(0.1)**	**—**	**1.3**	**(4.5)**	**(43.3)**	**6.6**
Income tax benefit (provision)	4.2	1.0	3.2	—	3.2	—	—	—	—
Net income (loss)	**$9.4**	**$46.2**	**($36.8)**	**($0.1)**	**$3.2**	**$1.3**	**($4.5)**	**($43.3)**	**$6.6**

$ in millions	Nine Months Ended September 30,			Elements of Net Income (Loss) Bridge					
	2019	2018	$ Change	Currency[1] impact	Income tax	Spin-off costs	Depreciation of rental equip.	Interest expense	All other
Total revenues	**$1,458.9**	**$1,433.0**	**$25.9**	**($5.3)**	**$—**	**$—**	**$—**	**$—**	**$31.2**
Direct operating	575.3	584.9	(9.6)	(2.3)	—	—	—	—	(7.3)
Depreciation of rental equipment	303.6	288.6	15.0	(1.2)	—	—	16.2	—	—
Cost of sales of rental equipment	170.2	168.9	1.3	(1.1)		—	—	—	2.4
Cost of sales of new equipment, parts and supplies	25.8	27.7	(1.9)	(0.1)	—	—	—	—	(1.8)
Selling, general and administrative	221.2	229.2	(8.0)	(1.9)	—	(9.8)	—	—	3.7
Restructuring	7.8	1.0	6.8	—	—	—	—	—	6.8
Interest expense, net	146.4	103.0	43.4	(0.2)	—	—	—	43.6	—
Other expense (income), net	(1.8)	(0.8)	(1.0)	—	—	—	—	—	(1.0)
Income (loss) before income taxes	**10.4**	**30.5**	**(20.1)**	**1.5**	**—**	**9.8**	**(16.2)**	**(43.6)**	**28.4**
Income tax benefit (provision)	2.0	5.3	(3.3)	0.1	(3.4)	—	—	—	—
Net income (loss)	**$12.4**	**$35.8**	**($23.4)**	**$1.6**	**($3.4)**	**$9.8**	**($16.2)**	**($43.6)**	**$28.4**

1. Currency impact includes the translational and transactional SG&A impact of foreign currency exchange

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
31

SG&A Excluding Spin-off Costs Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 Q1 2019 Q2 2019 Q3 2019 $ in millions SG&A $74.5 $77.3 $78.4 $82.4 $312.6 $71.5 $73.5 $76.2 Spin-off costs ($4.9) ($3.9) ($1.7) ($3.9) ($14.4) $— ($0.3) ($0.4) SG&A excluding Spin-off costs $69.6 $73.4 $76.7 $78.5 $298.2 $71.5 $73.2 $75.8 % of Total Revenue 16.1% 15.1% 14.9% 14.4% 15.1% 15.0% 15.4% 14.9% SG&A Expense (excluding Spin-off costs) as % of Total Revenue 20.0% 18.0% 16.1% 16.0% 15.4% 15.1% 14.9% 15.1% 15.0% 14.9% 14.4% 14.0% 12.0% 10.0% Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 Q1 2019 Q2 2019 Q3 2019 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 32

Fleet Mix: Driving $ Utilization OEC AS OF 09/30/181 OEC AS OF 09/30/191 Lighting 1.7% Other Lighting 2.6% Compaction 1.7% Air Compressors 1.6% Other Compaction 2.7% 2.4% 1.4% ProContractor Air Compressors 2.5% 6.2% Aerial - Booms ProContractor Aerial - Booms 18.5% 6.3% 17.8% ProSolutions™ 13.8% ProSolutions™ Aerial - Aerial - 14.9% Scissors & Scissors & Other Other 7.5% 7.7% Earthmoving - Earthmoving - Heavy Trucks and Heavy 5.9% Trailers 6.2% 12.9% Trucks and Trailers Earthmoving - Earthmoving - Material 13.6% Compact Compact Handling - 8.2% 8.5% Industrial Material Material 4.1% Handling - Handling - Industrial Material Handling - Telehandlers 4.1% Telehandlers 13.5% 13.7% $3.92 billion $3.94 billion 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 33

NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 34